Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Statement on Schedule 13G (including any and all amendments thereto) is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Act and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated: February 11, 2013

SORIN NL FUND, L.P.

By: SORIN GP, LLC, Its General Partner

By:	/s/ James J. Higgins
Name: James J. Higgins
Title: Managing Member

SORIN GP, LLC

By:	/s/ James J. Higgins
Name: James J. Higgins
Title: Managing Member

SORIN CAPITAL MANAGEMENT, LLC

By:	/s/ James J. Higgins
Name: James J. Higgins
Title: Managing Member

/s/ James J. Higgins
James J. Higgins